SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K



                  Commission File No.: 0-9503


CURRENT REPORT


                          APRIL 1, 1997
        Date of Report (Date of Earliest Event Reported)


                  DIGITAL PRODUCTS CORPORATION


       Florida                                         59-1141879     (State
of Other Juris-                        (IRS Employer Iden-
diction of Incorporation)          tification Number)


1498 Northwest 3rd Street, Deerfield Beach, Florida       33442
(Address of Principal Executive Offices)               (Zip Code)


          (954) 296-9600
                 (Registrant's Telephone Number
                     Including Area Code)



               (Former Name or Former Address, if
                    Changed Since Last Report)

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     On April 3, 1997, the Company filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Act in the U.S. District Court for the Southern District of Florida. The Company filed for protection from creditors and for reorganization upon its determination that all other feasible alternatives had been eliminated. The Company anticipates continuation of its day-to-day business under the protection of the Bankruptcy Court as Debtor-In-Possession and is optimistic that it will emerge from reorganization relatively quickly and strengthened. The Company's petition was assigned Case No. 97-21987 before The Honorable Raymond B. Ray.


ITEM 5.  OTHER INFORMATION

     On April 1, 1997, Mr. Leo Carson resigned as President of the Company for the purpose of pursuing another opportunity. Mr. Carson has not furnished the Registrant with any indication of disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The Company is informed by Mr. Carson that there is no such disagreement and that he extends his best wishes to the Company and its shareholders for the future. Following acceptance of Mr. Carson's resignation, the Company's director, Mr. Richard Angulo, was reappointed the Company's President and Chief Executive Officer. Mr. Angulo assumed those duties immediately.
      SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DIGITAL PRODUCT CORPORATION





April 7, 1997                    BY:/s/Richard A. Angulo
                                 Richard A. Angulo, President